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                             EXHIBIT 9

                  CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Security Equity Life Insurance Company


We consent to the use of our reports included herein and to the reference ofto our firm under the heading "Experts" in the Registration Statement and Prospectuses for Security Equity Life Insurance Company Separate Account 13.

                                    KPMG Peat Marwick LLP


St. Louis, Missouri
April 29, 1998




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